                                                                     EXHIBIT 4.3

                            SUPPLEMENTAL INDENTURE
                         (Subordinated Debt Securities)

          SECOND SUPPLEMENTAL INDENTURE dated as of December 1, 1997 (this "Second Supplemental Indenture"), to the Indenture, dated as of December 1, 1997 (the "Indenture"), between THE MONEY STORE INC., a New Jersey corporation (hereinafter called the "Company"), having its principal executive office at 2840 Morris Avenue, Union, New Jersey 07083, and THE BANK OF NEW YORK, a New York banking corporation (hereinafter called the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Debt Securities") to be issued in one or more series, as provided in the Indenture; and

          WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Second Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Debt Securities designated as its 7.95% Subordinated Notes due 2007 in the aggregate principal amount of $100,000,000, a specimen copy of which is attached hereto as Exhibit A (the "Notes"), on the terms set forth herein; and

          WHEREAS, Section 11.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any holder of any Debt Securities to, inter alia, establish the terms of any Debt Securities as permitted by Sections 2.01 and 3.01 of the Indenture, provided certain conditions are met; and

          WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and

          WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

          NOW THEREFORE, there is hereby established a series (as that term is used in Section 3.01 of the Indenture) of Debt Securities to be issued under the Indenture, which series of Debt Securities shall have the terms set forth herein and in the Notes, and in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

                                 ARTICLE ONE

                              Scope of this Second
                              --------------------
                             Supplemental Indenture
                             ----------------------


          Section 1.1.  Changes, etc. Applicable Only to the Notes.  The
                        ------------------------------------------
changes, modifications and supplements to the Indenture effected by this Second Supplemental Indenture in Sections 2.1 through 2.4 hereof shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount to $100,000,000, except as provided in Section 3.01(2) of the Indenture, and shall not apply to any other Debt Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements.


                                  ARTICLE TWO

                          Amendments to the Indenture
                          ---------------------------


          Section 2.1.  Amendment to Section 1.01.  Section 1.01 of the
                        -------------------------
Indenture is hereby amended by adding the following definition in its proper alphabetical order:

          "Notes" means $100,000,000 aggregate principal amount of the Company's 7.95% Subordinated Notes due 2007.

          Section 2.2.  Amendment to Section 5.01.  Section 5.01 of the
                        -------------------------
Indenture is hereby amended by adding thereto the following additional "Event of Default" as paragraph (7) thereof, and the existing paragraph (7) shall be renumbered as paragraph (8):

          (7) there shall be a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or under any guarantee of payment by the Company of indebtedness for money borrowed, whether such indebtedness or guarantee now exists or shall hereafter be created, which default relates to the obligation to pay the principal of or interest on any such indebtedness or guarantee when due and payable; provided, however, that in the case of a default in the payment of interest, such default shall continue for a period of thirty days; provided, further that no default under this Section 5.01(7) shall exist unless the amount of such default or defaults, either individually or in the aggregate, is in excess of $15,000,000; or

          Section 2.3.  Ranking.  The Notes will rank in right of payment, on a
                        -------
pari passu basis, with that series of notes issued under the Indenture entitled "7.30% Subordinated Notes due 2002."

          Section 2.4.  Terms of the Notes.  In accordance with Section 3.01 of
                        ------------------
the Indenture, the Notes are subject to the terms set forth in this Second Supplemental Indenture including without limitation Exhibit A hereto, the terms of which are hereby incorporated in their entirety by reference. In addition to the other terms of the Notes which are set forth elsewhere in this Second Supplemental Indenture and Exhibit A hereto, the Notes are subject to all of the provisions of the Indenture including, without limitation, the subordination provisions contained in Article Sixteen and the Company's legal defeasance option and covenant defeasance option pursuant to Section 15.02 of the Indenture, but excluding the sinking fund and conversion provisions set forth in Articles Fourteen and Seventeen of the Indenture, respectively.



                                 ARTICLE THREE

                                 Miscellaneous
                                 -------------

          Section 3.1.  Defined Terms.  Unless otherwise provided in this Second
                        -------------
Supplemental Indenture, all defined terms used in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.

          Section 3.2.  Conflict of Any Provision of Indenture with Trust
                        -------------------------------------------------
Indenture Act of 1939.  If and to the extent that any provision of this Second
---------------------
Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

          SECTION 3.3.  GOVERNING LAW.  THIS SECOND SUPPLEMENTAL INDENTURE AND
                        -------------
THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

          Section 3.4.  Counterparts.  This Second Supplemental Indenture may be
                        ------------
executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 3.5.  Effect of Headings.  The Article and Section headings
                        ------------------
herein are for convenience only and shall not affect the construction hereof.

          Section 3.6.  Severability of Provisions.  In case any provision in
                        --------------------------
this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.7.  Successors and Assigns.  All covenants and agreements in
                        ----------------------
this Second Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

          Section 3.8.  Benefit of Supplemental Indenture.  Nothing in this
                        ---------------------------------
Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

          Section 3.9.  Trustee Not Responsible for Recitals or Sufficiency.
                        ---------------------------------------------------
The recitals contained herein, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the sufficiency of this Second Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

                              THE MONEY STORE INC.


                              By:______________________________________
                                 Name:
                                 Title:


                              THE BANK OF NEW YORK,
                                as Trustee

                              By:______________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT A


                      [FORM OF FACE OF SUBORDINATED NOTE]

                              THE MONEY STORE INC.
                       7.95% Subordinated Notes Due 2007

REGISTERED                                                            REGISTERED

No. R-_
CUSIP 60934T AR2                                                   $____________

          If this Note is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

          THE MONEY STORE INC., a corporation duly organized and validly existing under the laws of the State of New Jersey (herein called the "Company", which term includes any successor corporation under the Indenture, as defined on the reverse side hereof), for value received hereby promises to pay to ______________, or registered assigns, the principal sum of $______________ (_______________ DOLLARS) on December 1, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 1 and December 1 of each year, commencing June 1, 1998 on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note, from December 1, 1997 or from the most recent Interest Payment Date for which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. The interest so payable on each Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date, which shall be the May 15 or November 15 (whether or not a Business Day) next preceding such Interest

Payment Date, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

          Payment of the principal of, and premium, if any, on, this Note will be made in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Trustee. Interest will be paid by check mailed to the address of the Person entitled thereto as it appears in the Security Register on the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States.

          THIS NOTE SHALL BE DEEMED A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                              THE MONEY STORE INC.


                              By:_________________________________
                                  Name:
                                  Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Debt Securities of the series designated therein issued under the within-mentioned Indenture.


Dated:


THE BANK OF NEW YORK,
  as Trustee


By:______________________________
   Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                              THE MONEY STORE INC.
                       7.95% Subordinated Notes Due 2007


          This Note is one of a duly authorized issue of Debt Securities of the Company designated as its 7.95% Subordinated Notes due 2007 (herein called the "Notes"), limited in aggregate principal amount to $100,000,000, issued and to be issued under an Indenture dated as of December 1, 1997, as amended and supplemented by the Second Supplemental Indenture dated as of December 1, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties, obligations and immunities of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount with like terms and conditions, will be issued to the designated transferee.

          The Notes are issuable only as registered Notes without Coupons in the denominations of $1,000, and integral multiples thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes with like terms and conditions of different authorized denominations, as requested by the Holder surrendering the same.

          Except as otherwise provided in the Indenture, no service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment for registration of transfer or exchange of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

          If an Event of Default shall occur with respect to the Notes, the principal of all the Notes, plus accrued and unpaid interest (and premium, if any), may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Notes are not subject to any sinking fund and are not subject to any redemption prior to maturity. The Notes are not convertible into or exchangeable for any other securities of the Company.

          The Notes are subordinated to all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of the Notes. Any Holder by accepting this Note agrees to the subordination and authorizes the Trustee to give it effect.

          In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

          The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture, voting separately, to enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture of such Debt Securities, or Coupons, if any; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby, (i) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Debt Security, or reduce the principal amount thereof, or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made regarding any Coupon, or change the Currency or Currencies in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund, or impair the right to institute suit for the enforcement of any payment on or after the stated Maturity thereof, or
(ii) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the Holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series, on behalf of the Holders of all the Debt Securities of any such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Event of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          No recourse shall be had for the payment of the principal of or the interest (and premium, if any) on this Note, or any part thereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, either directly or indirectly through the Company, or any such predecessor or successor corporation whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture or any indenture supplemental thereto and this Note are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any such incorporator, stockholder, officer or director, past, present or future, of the Company or any predecessor or successor corporation, either directly or indirectly through the Company or any such predecessor or successor corporation, because of the indebtedness authorized under the Indenture or under or by reason of any of the obligations, covenants, promises or agreements contained in the Indenture or in this Note or to be implied therefrom or herefrom; and that any such personal liability, by the acceptance hereof and as part of the consideration for the issue hereof, is expressly waived and released.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          All terms used in this Note which are not defined in this Note shall have the meanings assigned to them in the Indenture.

          The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws and regulations:

          TEN COM -  as tenants in common
          TEN ENT -  as tenants by the entirety
          JT TEN  -  as joint tenants with right of survivorship and not as tenants in common
          UNIF GIFT
          MIN ACT -  ___________________ Custodian _________________________
                         (Cust)                    (Minor)
                     under Uniform Gifts to Minors Act


                     -------------------------------------
                                    (State)

    Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

=============================



=============================



-------------------------------------------------------------------------------
               (Name and Address of Assignee, including zip code)



-------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing




-------------------------------------------------------------------Attorney to
transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:

          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

          The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.